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                            WACHOVIA CORPORATION
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              (Name of Registrant As Specified In Its Charter)

                            SUNTRUST BANKS, INC.
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       The following is a press release issued by SunTrust Banks, Inc. on
May 22, 2001.


                        [SunTrust Banks, Inc. Logo]

Contacts:
Investors               Media
Gary Peacock            Barry Koling        George Sard/Debbie Miller/Denise
                                            DesChenes
SunTrust                SunTrust            Citigate Sard Verbinnen
404-658-4879            404-230-5268        212-687-8080



       SUNTRUST DISAPPOINTED BY WACHOVIA'S REJECTION OF HIGHER OFFER

 Will Proceed With Its Superior Proposal And Solicit Wachovia Shareholders
            To Vote Against Low-Premium First Union Transaction

 Initiating Litigation Against Wachovia Directors, Wachovia, and First Union
 -------------------------------------------------------------------------


      Atlanta, May 22, 2001 -- SunTrust Banks, Inc. (NYSE: STI) announced today that it is proceeding with its superior proposal to merge with Wachovia Corporation (NYSE: WB) and will continue with its plan to solicit Wachovia shareholders to vote against the low-premium transaction proposed by First Union Corporation (NYSE: FTU).
      L. Phillip Humann, Chairman, President and Chief Executive Officer of SunTrust, said, "It is difficult to understand how the Wachovia Board can conclude that our offer is not superior to First Union's transaction. The SunTrust proposal offers a higher current value, a simpler and better dividend, a stronger currency, and lower execution risk. Our proposal is also more favorable for Wachovia's employees and communities, especially those in North Carolina and South Carolina. We are particularly disappointed that the Wachovia Board made its decision without talking to us, as it was clearly permitted to do under its agreement with First Union. The fact that the First Union/Wachovia agreement has already been amended twice says a lot about the inferiority of the First Union proposal. Despite those amendments, the First Union/Wachovia transaction still provides lower value to Wachovia shareholders. Fortunately, the Wachovia shareholders will have the chance to express their view on which proposal they believe is better."
      SunTrust is initiating litigation in state court in Georgia against members of the Wachovia Board, Wachovia and First Union challenging, among other things, the validity of the stock option that Wachovia granted to First Union because it contains a number of unprecedented and egregious features. SunTrust is also initiating litigation in federal court in Georgia against First Union and Wachovia claiming, among other things, that their public disclosures concerning their transaction are materially false and misleading in several important respects. SunTrust will file shortly the necessary regulatory applications in connection with its merger proposal.
         On May 14, 2001, SunTrust submitted a merger proposal to Wachovia pursuant to which Wachovia shareholders would receive 1.081 shares of SunTrust common stock for each Wachovia share. In addition, SunTrust would increase its annual per share dividend to $2.22 so that Wachovia stockholders would receive on a pro forma equivalent basis the same $2.40 annual per share dividend they currently receive.
         SunTrust Banks, Inc. is the nation's ninth-largest commercial banking organization. The Company operates through an extensive distribution network in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia, and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include traditional deposit and credit services as well as trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage and capital markets services.
         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust and Wachovia, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward- looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. On May 14, 2001, SunTrust filed with the SEC a preliminary proxy statement for solicitation of proxies from Wachovia stockholders in connection with the Wachovia 2001 annual meeting of stockholders. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in the proposed transaction. Investors and security holders are urged to read the proxy statement and registration statement (when available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the proxy statement and the registration statement (when available) and other relevant documents at the SEC's Internet site. The proxy statement, the registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to:
SunTrust, 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753). SunTrust, its directors and executive officers and certain other persons may be deemed to be "participants" in SunTrust's solicitation of proxies from Wachovia stockholders. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in SunTrust's preliminary proxy statement on Schedule 14A, filed with the SEC on May 14, 2001.



The following is a press release issued by SunTrust Banks, Inc. on May 23, 2001.

                        [SunTrust Banks, Inc. Logo]

Contacts:
Investors          Media
Gary Peacock       Barry Koling      George Sard/Debbie Miller/Denise DesChenes
SunTrust           SunTrust          Citigate Sard Verbinnen
404-658-4879       404-230-5268      212-687-8080

        SUNTRUST FILES LITIGATION AGAINST WACHOVIA DIRECTORS, WACHOVIA,
          AND FIRST UNION IN CONNECTION WITH PROPOSED TRANSACTION
   ---------------------------------------------------------------------------

      Atlanta, May 23, 2001 -- SunTrust Banks, Inc. (NYSE: STI) announced today that it has filed federal and state litigation against Wachovia Corporation (NYSE: WB) and First Union Corporation (NYSE: FTU) in connection with their proposed low-premium transaction.

      SunTrust filed litigation in state court in Georgia against members of the Wachovia Board of Directors, Wachovia and First Union challenging the validity of the stock option that Wachovia granted to First Union. SunTrust said the option contains a number of unprecedented features that give the option a minimum value of $780 million in the event Wachovia consummates a merger with a third party - and a potential value materially in excess of $1 billion. In addition, because the option can be exercised with non-cash consideration, First Union could saddle Wachovia with roughly $2.5 billion of undesirable assets as payment for the option shares. SunTrust said that the option, even at a $780 million value, represents an egregious break-up fee relative to the size of the First Union transaction, compared to what is usual and customary practice in merger and acquisition transactions. SunTrust said that the stock option serves no purpose other than to attempt to lock up the low-premium First Union transaction. SunTrust is also challenging a feature of Wachovia's merger agreement with First Union that would prevent Wachovia from terminating that agreement until January 16, 2002, even if Wachovia shareholders vote down the First Union transaction well before that date.

      SunTrust also filed litigation in federal court in Georgia against First Union and Wachovia. SunTrust claims that certain of First Union's and Wachovia's public disclosures concerning their transaction are materially false and misleading in several important respects. In particular, they have misled the market into believing the option has a $780 million "cap" on its value when in fact the option was deliberately designed to have a minimum value of $780 million and potentially a substantially higher value.

      "While we regret having to resort to litigation, we firmly believe that serious errors in business judgment were committed in connection with Wachovia's proposed transaction with First Union," said L. Phillip Humann, Chairman, President and Chief Executive Officer of SunTrust. "We know the difference between deal protection mechanisms that are normal and customary
- and lock-up devices that are clearly out of bounds. The lock-up option granted by Wachovia to First Union contains features that are unprecedented
- and the $780 million minimum penalty that applies in the event Wachovia merges with a third party, at roughly 6% of First Union's deal value, is off the charts compared to typical merger termination fees."

     Mr. Humann added, "Apart from the size of the penalty embedded in the lock-up option, we find it incredible that the board of directors of Wachovia could possibly put itself in the position of issuing more than $2.5 billion worth of its common stock to First Union in exchange for assets of unknown identity and as to which it has performed no due diligence. If the Wachovia Board truly understands how this option works, we question the rational business purpose behind granting a scorched earth option in order to lock-up a low-premium deal, the benefits of which are purely speculative. If the Wachovia Board didn't understand the workings of the option it granted First Union, then we suppose that would speak for itself."

     SunTrust Banks, Inc. is the nation's ninth-largest commercial banking organization. The Company operates through an extensive distribution network in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia, and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include traditional deposit and credit services as well as trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage and capital markets services.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust and Wachovia, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger;
(5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. On May 14, 2001, SunTrust filed with the SEC a preliminary proxy statement for solicitation of proxies from Wachovia stockholders in connection with the Wachovia 2001 annual meeting of stockholders. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in the proposed transaction. Investors and security holders are urged to read the proxy statement and registration statement (when available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the proxy statement and the registration statement (when available) and other relevant documents at the SEC's Internet site. The proxy statement, the registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to:
SunTrust, 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753). SunTrust, its directors and executive officers and certain other persons may be deemed to be "participants" in SunTrust's solicitation of proxies from Wachovia stockholders. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in SunTrust's preliminary proxy statement on Schedule 14A, filed with the SEC on May 14, 2001.